POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Timothy A. Dawson, Charles F. Collins, Delores McMillin, Peter E. Panarites, Richard T. Choi, Marvin C. Lunde III and Patrick J. Lavelle, and each of them, with full power to act as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to execute and acknowledge Forms 3, 4 and 5 (including amendments thereto) with respect to such person's beneficial ownership of shares of Cal-Maine Foods, Inc. (the "Company") common stock, $.01 per share ("Common Stock"), and to file the same, and all other documents in connection therewith, to and with the Securities and Exchange Commission and any national securities exchange, or similar system for trading in which the Common Stock is or hereafter becomes listed or qualifies for trading or quoting, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or his substitute or their substitutes, lawfully do or cause to be be done by virtue hereof. The undersigned hereby confirms the authority of attorneys-in-fact so designated in his or her Forms 3, 4 and 5 previously filed on the undersigned's behalf pursuant to Section 16(a) of the 1934 Act, and the rules and regulations

thereunder, and agrees that each of the attorneys-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other that those named herein.

The undersigned agrees and represents to those dealing with any of the attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice delivered to such attorney-in-fact.

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of October 2007.